Exhibit 99.1

Turning Point Brands Announces Second Quarter 2023 Results; Increases 2023 Guidance

-Net Sales for Q2 2023 Zig-Zag and Stoker’s Products Increased 3.7 Percent Year-Over-Year
-Adjusted EBITDA for Q2 2023 Increased 2.2 Percent Year-Over-Year

LOUISVILLE, KY – August 2, 2023 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the second quarter ended June 30, 2023.

Q2 2023 vs. Q2 2022

•	Total consolidated net sales increased 2.6% to $105.6 million
o	Zig-Zag Products net sales increased by 1.1%
o	Stoker’s Products net sales increased by 7.3%
o	Creative Distribution Solutions net sales decreased by 1.3%
•	Gross profit increased 2.0% to $52.5 million
•	Net income increased 83.0% to $9.9 million
•	Adjusted net income increased 8.4% to $15.3 million (see Schedule B for a reconciliation to net income)
•	Adjusted EBITDA increased 2.2% to $25.3 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.53 and Adjusted Diluted EPS of $0.79 compared to $0.30 and $0.70 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented: “Our second quarter results demonstrated continued progress against our plan. The Zig-Zag segment grew double-digits sequentially from the first quarter as trade inventory normalized. Stoker’s had another solid quarter of performance led by double-digit growth in Stoker’s MST. We opportunistically purchased another $15.1 million in aggregate principal amount of our convertible notes during the second quarter while maintaining a strong cash balance. Given our solid first half performance, we are raising our guidance for the full year.”

Zig-Zag Products Segment (44% of total net sales in the quarter)

For the second quarter, Zig-Zag Products net sales increased 1.1% to $46.7 million. TPB’s Canadian and other smoking accessories businesses saw strong growth during the quarter which was partially offset by declines in the U.S. rolling papers and wraps businesses.

For the quarter, the Zig-Zag Products segment gross profit was steady at $26.4 million. Gross margin declined 60 basis points to 56.6% driven primarily by product mix.

“Our e-commerce business had another quarter of double-digit growth as we continue to build our omni-channel presence,” said Purdy. “We remain encouraged by our prospects with secular cannabis consumption growth trends driving demand for our products.”

Stoker’s Products Segment (34% of total net sales in the quarter)

For the second quarter, Stoker’s Products net sales increased 7.3% to $36.1 million. Double-digit growth of MST offset a decline in loose-leaf chewing tobacco. For the second quarter, total Stoker’s Products segment volume increased 0.7%, while price / mix increased 6.6%.

For the quarter, the Stoker’s Products segment gross profit increased 10.4% to $20.0 million. Gross margin expanded 160 basis points to 55.4% due to MST pricing gains.

“Stoker’s continues to benefit from strong market share gains in both the MST and loose-leaf chewing tobacco categories as its value proposition continues to resonate with consumers,” continued Purdy.

Performance Measures in the Second Quarter

Second quarter consolidated selling, general and administrative (“SG&A”) expenses were $31.9 million compared to $33.3 million in the second quarter of 2022.

The second quarter SG&A included the following notable items:

•	$0.1 million of ERP / CRM duplicative system costs compared to $0.9 million of ERP / CRP scoping expenses in the previous year
•	$2.1 million of stock options, restricted stock and incentive expense compared to $1.5 million in the year-ago period
•	$0.7 million of FDA PMTA-related expenses for modern oral products compared to $2.0 million in the year-ago period
•	$0.1 million of transaction expenses compared to $0.4 million in the year-ago period
•	$0.0 million of restructuring costs as compared to $0.3 million in the year-ago period

Total gross debt as of June 30, 2023 was $383.5 million. Net debt (total gross debt less unrestricted cash) at June 30, 2023 was $283.0 million. The Company ended the quarter with total liquidity of $124.1 million, comprised of $100.5 million in cash and $23.6 million of revolving credit facility capacity.

During the quarter, the Company repurchased $15.1 million in aggregate principal amount of its 2.50% Convertible Senior Notes due July 2024.

The Company recorded an impairment charge of $4.1 million during the quarter related to historical minority investments in development stage ventures.

2023 Outlook

At this time, the Company expects full-year 2023 adjusted EBITDA to be $90 to $95 million (compared to previous outlook of $88 to $94 million).

Creative Distribution Solutions (“CDS”) (22% of total net sales in the quarter)

For the second quarter, CDS (formerly the Company’s “NewGen” segment) net sales were $22.8 million, gross profit was $6.1 million, and gross margin was 26.7%.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Wednesday, August 2, 2023. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 888-330-2502 (international participants should call 240-789-2713), and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com

Financial Statements Follow:

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended June 30,
	2023	2022

Net sales	$105,595	$102,925
Cost of sales	53,117	51,456
Gross profit	52,478	51,469
Selling, general, and administrative expenses	31,933	33,323
Operating income	20,545	18,146
Interest expense, net	4,019	5,144
Investment loss	4,080	6,227
Gain on extinguishment of debt	(600)	-
Income before income taxes	13,046	6,775
Income tax expense	3,338	1,569
Consolidated net income	9,708	5,206
Net loss attributable to non-controlling interest	(217)	(218)
Net income attributable to Turning Point Brands, Inc.	$9,925	$5,424

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.56	$0.30
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.53	$0.30
Weighted average common shares outstanding:
Basic	17,584,241	18,063,259
Diluted	20,409,943	21,443,279

Supplemental disclosures of statements of income information:
Excise tax expense	$5,407	$6,141
FDA fees	$116	$171

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited)
	June 30,	December 31,
ASSETS	2023	2022
Current assets:
Cash	$100,507	$106,403
Accounts receivable, net of allowances of $103 in 2023 and $114 in 2022	7,920	8,377
Inventories	125,056	119,915
Other current assets	18,216	22,959
Total current assets	251,699	257,654
Property, plant, and equipment, net	24,128	22,788
Deferred income taxes	7,966	8,443
Right of use assets	10,923	12,465
Deferred financing costs, net	229	282
Goodwill	136,244	136,253
Other intangible assets, net	82,048	83,592
Master Settlement Agreement (MSA) escrow deposits	28,229	27,980
Other assets	18,208	22,649
Total assets	$559,674	$572,106

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,802	$8,355
Accrued liabilities	30,898	33,001
Other current liabilities	5	20
Total current liabilities	41,705	41,376
Notes payable and long-term debt	379,195	406,757
Lease liabilities	9,528	10,593
Total liabilities	430,428	458,726

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,912,039 issued shares and 17,595,579 outstanding shares at June 30, 2023, and 19,801,623 issued shares and 17,485,163 outstanding shares at December 31, 2022	199	198
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	115,272	113,242
Cost of repurchased common stock (2,316,460 shares at June 30, 2023 and December 31, 2022)	(78,093)	(78,093)
Accumulated other comprehensive loss	(3,181)	(2,393)
Accumulated earnings	93,873	78,691
Non-controlling interest	1,176	1,735
Total stockholders' equity	129,246	113,380
Total liabilities and stockholders' equity	$559,674	$572,106

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Consolidated net income	$17,050	$15,977
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	(1,377)	-
Loss (gain) on sale of property, plant, and equipment	44	(8)
Depreciation expense	1,535	1,750
Amortization of other intangible assets	1,542	919
Amortization of deferred financing costs	1,225	1,291
Deferred income tax expense (benefit)	659	(146)
Stock compensation expense	2,836	2,661
Noncash lease income	(29)	(6)
Loss on investments	8,989	6,258
Changes in operating assets and liabilities:
Accounts receivable	456	(2,673)
Inventories	(5,146)	(27,499)
Other current assets	3,769	(598)
Other assets	(4,548)	624
Accounts payable	2,500	7,240
Accrued liabilities and other	(1,972)	1,359
Net cash provided by operating activities	$27,533	$7,149

Cash flows from investing activities:
Capital expenditures	$(2,993)	$(5,694)
Restricted cash, MSA escrow deposits	-	(10,078)
Proceeds on the sale of property, plant and equipment	3	63
Net cash used in investing activities	$(2,990)	$(15,709)

Cash flows from financing activities:
Repurchased Convertible Senior Notes	$(27,357)	$-
Proceeds from call options	70	-
Payment of dividends	(2,209)	(2,181)
Exercise of options	406	475
Redemption of options	(346)	(155)
Redemption of performance restricted stock units	(995)	(1,228)
Common stock repurchased	-	(19,418)
Net cash used in financing activities	$(30,431)	$(22,507)

Net decrease in cash	$(5,888)	$(31,067)
Effect of foreign currency translation on cash	$(8)	$56

Cash, beginning of period:
Unrestricted	106,403	128,320
Restricted	4,929	15,155
Total cash at beginning of period	111,332	143,475

Cash, end of period:
Unrestricted	100,507	107,429
Restricted	4,929	5,035
Total cash at end of period	$105,436	$112,464

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Gross Profit: as gross profit excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income  excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,

	2023	2022
Net income attributable to Turning Point Brands, Inc.	$9,925	$5,424
Add:
Interest expense, net	4,019	5,144
Gain on extinguishment of debt	(600)	-
Income tax expense	3,338	1,569
Depreciation expense	759	879
Amortization expense	771	456
EBITDA	$18,212	$13,472
Components of Adjusted EBITDA
Corporate restructuring (a)	-	270
ERP/CRM (b)	138	861
Stock options, restricted stock, and incentives expense (c)	2,093	1,502
Transactional expenses (d)	82	364
FDA PMTA (e)	662	1,957
Non-cash asset impairment (f)	4,092	6,300
Adjusted EBITDA	$25,279	$24,726

(a)	Represents costs associated with corporate restructuring, including severance.
(b)	Represents cost assosicated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units ("PRSUs").
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)	Represents impairment of investment assets.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)

(unaudited)	Three Months Ended		Three Months Ended
	June 30, 2023		June 30, 2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP EPS	$9,925	$0.53	$5,424	$0.30
Gain on extinguishment of debt (a)	(446)	(0.02)	-	-
Corporate restructuring (b)	-	-	207	0.01
ERP/CRM (c)	103	0.01	662	0.03
Stock options, restricted stock, and incentives expense (d)	1,557	0.08	1,154	0.05
Transactional expenses (e)	61	0.00	280	0.01
FDA PMTA (f)	493	0.02	1,504	0.07
Non-cash asset impairment (g)	3,045	0.15	4,841	0.23
Tax (expense) benefit (h)	560	0.03	35	0.00
Adjusted	$15,297	$0.79	$14,106	$0.70

Totals may not foot due to rounding

(a)	Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(b)	Represents costs associated with corporate restructuring, including severance, tax effected at the quarterly tax rate.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the quarterly tax rate.
(d)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(e)	Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(f)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(g)	Represents impairment of investment assets tax effected at the quarterly tax rate.
(h)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2023 and 2022.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products		Creative Distribution Solutions
	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter
	2023	2022	2023	2022	2023	2022	2023	2022

Net sales	$105,595	$102,925	$46,722	$46,226	$36,056	$33,588	$22,817	$23,111

Gross profit	$52,478	$51,469	$26,422	$26,430	$19,968	$18,079	$6,088	$6,960

Operating income	$20,545	$18,146	$17,000	$18,503	$15,110	$13,378	$460	$552
Adjustments:
Corporate restructuring	-	270	-	-	-	-	-	-
ERP/CRM	138	861	-	-	-	-	-	-
Transactional expenses	82	364	-	-	-	-	-	-
FDA PMTA	662	1,957	-	-	-	-	-	-
Adjusted operating income	$21,427	$21,598	$17,000	$18,503	$15,110	$13,378	$460	$552

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238